EXHIBIT 99.1

ANADIGICS ANNOUNCES THAT A COMPETING BIDDER HAS MADE AN UNSOLICITED FURTHER AMENDED OFFER TO ACQUIRE THE COMPANY AT A PRICE OF $0.76 PER SHARE

WARREN, N.J., January 25, 2016 — ANADIGICS, Inc. (Nasdaq: ANAD) (“ANADIGICS” or the “Company”) today announced that on January 21, 2016 one of the entities previously designated by the Company's Board of Directors as an Excluded Party under the now-terminated November 11, 2015 agreement and plan of merger between the Company and affiliates of GaAs Labs, LLC ("Party B") has delivered to the Company an unsolicited offer letter and further amended proposed merger agreement, dated January 21, 2016, that amends Party B's acquisition proposal that was announced by the Company on January 19, 2016 (the "January 21, 2016 Party B Proposed Merger Agreement"). The January 21, 2016 Party B Proposed Merger Agreement offers, subject to the terms thereof, to acquire all of the outstanding shares of ANADIGICS common stock on a fully diluted basis for $0.76 per share net in cash, pursuant to an all-cash tender offer and second-step merger. By its terms, the offer contained in the January 21, 2016 Party B Proposed Merger Agreement expires on January 29, 2016.

Although the January 21, 2016 Party B Proposed Merger Agreement does not presently contain all of the material provisions that the Company's Board of Directors believes are necessary to protect the Company and its stockholders, as discussed in the Company's January 19, 2016 announcement, the Board of Directors, after consultation with its financial and legal advisors, has determined in good faith that the January 21, 2016 Party B Proposed Merger Agreement constitutes an "Acquisition Proposal" that could reasonably be expected to lead to a "Superior Offer," as those terms are defined in the previously announced January 15, 2016 agreement and plan of merger pursuant to which an affiliate of II-VI Incorporated ("II-VI") has offered to acquire all of the outstanding shares of ANADIGICS common stock on a fully diluted basis for $0.66 per share net in cash, pursuant to an all-cash tender offer and second-step merger (the "II-VI Merger Agreement"). The Company's Board of Directors has directed its financial and legal advisors, along with the Company's management, to negotiate with Party B in an attempt to resolve the outstanding issues. There can be no assurance that those issues will be resolved to the satisfaction of the Company's Board of Directors and thus no assurance that the January 21, 2016 Party B Proposed Merger Agreement will in fact lead ultimately to a Superior Offer.

In accordance with the terms of the II-VI Merger Agreement, the Company has notified II-VI of the January 21, 2016 Party B Proposed Merger Agreement and the determination by the Company's Board of Directors that said Acquisition Proposal could reasonably be expected to lead to a "Superior Offer," as that term is defined in the II-VI Merger Agreement.

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Notice to Investors

The tender offer for the outstanding shares of common stock of ANADIGICS described in this communication has not yet commenced. This communication is for informational purposes only and is not an offer to purchase any shares of ANADIGICS or a solicitation of an offer to sell securities. At the time the tender offer is commenced, II-VI will file a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, with the Securities and Exchange Commission ("SEC") and ANADIGICS will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Such materials will be made available to ANADIGICS stockholders at no expense to them. In addition, such materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.

EXHIBIT 99.1

About ANADIGICS, Inc.

ANADIGICS, Inc. (NASDAQ: ANAD) (“ANADIGICS” or the “Company”) designs and manufactures innovative radio frequency (RF) solutions for the growing CATV infrastructure, small-cell, WiFi, and cellular markets. Headquartered in Warren, NJ, ANADIGICS offers RF products with exceptional reliability, performance and integration to deliver a unique competitive advantage to OEMs and ODMs for infrastructure and mobile applications. The Company’s award-winning solutions include line amplifiers, upstream amplifiers, power amplifiers, front-end ICs, front-end modules and other RF components. For more information, visit www.anadigics.com.

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", "goal," "objective," "plan" or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements.  We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and those discussed elsewhere herein.

Investor Relations

Terrence Gallagher

Executive Vice President and CFO

ANADIGICS, Inc.

141 Mt. Bethel Road

Warren, NJ 07059

Tel: +1 908 668-5000

E-mail: tgallagher@anadigics.com